UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
On April 15, 2019, Griffin Capital Essential Asset REIT, Inc. (the "Registrant") reconvened and concluded its 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting") at 1520 E. Grand Avenue, El Segundo, California. As previously reported in the Registrant's March 14, 2019 Current Report on Form 8-K, the 2018 Annual Meeting commenced on March 13, 2019 and the Registrant's stockholders voted on Proposal 2, Proposal 3 and Proposal 4 at such time. The Registrant adjourned the 2018 Annual Meeting with respect to Proposal 1 - approval of the proposed merger of the Registrant with and into Globe Merger Sub, LLC (“Merger Sub”), a wholly-owned subsidiary of Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”), pursuant to the Agreement and Plan of Merger dated as of December 14, 2018 (the "Merger Agreement"), by and among GCEAR II, Griffin Capital Essential Asset Operating Partnership II, L.P., the operating partnership of GCEAR II, Merger Sub, the Registrant and Griffin Capital Essential Asset Operating Partnership, L.P., the operating partnership of the Registrant (the "Proposed Merger"). At the close of business on December 21, 2018, the record date of the 2018 Annual Meeting, there were 166,285,020 outstanding shares entitled to vote at the 2018 Annual Meeting.
The Registrant adjourned the 2018 Annual Meeting until March 29, 2019, and again until April 15, 2019 to allow for additional time to solicit stockholder votes on Proposal 1, the Proposed Merger. Proposal 1 is described in detail in the Registrant's definitive proxy statement and prospectus filed with the Securities and Exchange Commission on February 4, 2019. With regards to Proposal 1, the Proposed Merger was approved by the following vote:

	Votes For:	Votes Against:	Votes Abstained:	Broker Non-Votes:
Approval of Proposed Merger	85,973,346	3,985,525	5,660,767	16,108,571

The Registrant's stockholders approved the Proposed Merger. As contemplated by the Merger Agreement:

•
The Registrant shall merge with and into Merger Sub (the "Merger"). Merger Sub will continue as the surviving entity and as a wholly-owned subsidiary of GCEAR II, and the separate corporate existence of the Registrant will cease.

•
At the effective time of the Merger, each share of the Registrant's common stock, or fraction thereof, issued and outstanding immediately prior to the effective time of the Merger will be automatically converted into the right to receive 1.04807 shares of newly created GCEAR II Class E common stock (the "Merger Consideration") and each share of the Registrant's preferred stock issued and outstanding immediately prior to the effective time of the Merger will be automatically converted into the right to receive one share of newly created GCEAR II Series A Cumulative Perpetual Convertible Preferred Stock (the "Preferred Stock Merger Consideration").

•
The cancellation and conversion of shares of the Registrant's common stock and preferred stock into the right to receive the Merger Consideration and Preferred Stock Merger Consideration, respectively, will occur automatically at the effective time of the Merger.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: April 15, 2019	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Chief Legal Officer and Secretary